Exhibit 99.1

 Notify Technology Reports Results for the Fiscal Year Ended September 30, 2004

    Major Product Shift Improves Gross Margins and Company's Wireless Product
                     Revenue Achieves Fourteen Fold Increase


    SAN JOSE, Calif., Nov. 17 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC Bulletin Board: NTFY) today announced financial results for the fiscal year ended September 30, 2004.

    A major shift in product concentration between the fiscal year 2004 and the fiscal year 2003 had the effect of decreasing revenue to $3,528,099 with a gross margin of 80.5% from $8,340,750 with a gross margin of 23.8% reported for fiscal year ended September 30, 2003. Revenue in the fiscal year 2004 was primarily software and service sales whereas revenue in the fiscal year 2003 was dominated by a high concentration of wireline device sales.

    The Company's net loss for the fiscal year 2004 was $655,907 or a net loss per share of $0.10, compared to a net loss of $1,100,475, or a net loss per share of $0.24, reported for the fiscal year 2003. The loss for the fiscal year 2003 was negatively impacted by $659,000 in expense when Notify's hosting partner began charging a long distance connection fee that had not been charged before. The issue was short-lived and did not exist in the fiscal year 2004.

    The sales of the device portion of the Visual Got Mail Solution for voice messaging decreased from $6,564,000 in the fiscal year 2003 to $526,000 in the fiscal year 2004. In contrast, the revenue from the service portion of the Visual Got Mail Solution increased to $1,666,000 in the fiscal year 2004 compared to $1,088,000 reported for the fiscal year 2003. Unfortunately, we expect this service revenue will decline due to customer decisions to withdraw from the consumer market that the Notify product supports.

    The Company continues to focus most of its research, development and sales efforts on its NotifyLink enterprise wireless products and services. As a result, NotifyLink wireless product revenue, led by the Enterprise product, contributed 28% or $1,004,000 of the total revenue for the fiscal year 2004 compared to less than 1% or $68,000 in the fiscal year 2003.

    "A fourteen fold increase in our wireless business during fiscal 2004 has helped transition Notify from its legacy wireline business to its new wireless enterprise software business," said Paul DePond, Chief Executive Officer. "Over the past eighteen months, we believe NotifyLink has become the defacto standard for Enterprise wireless solutions in the Novell GroupWise marketplace."


    About Notify Technology Corporation

    Founded in 1994, Notify Technology Corporation is an innovative communications company offering wireline and wireless products and services. Notify's wireline solution provides consumer voice mail notification to consumers throughout the United States. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and sells its wireline products through CLECs. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.


    Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the sales and service revenue on the Visual Got Mail Solution and the development of NotifyLink revenue. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the continuance of certain customer voice mail programs, the expectation that the revenue from the service portion of the Visual Got Mail Solution will decline due to customer decisions to withdraw from the consumer market that the Notify product supports, and the percentage contribution to revenue of NotifyLink, as well as other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.


      Contacts:
      At Notify Technology:
      Jerry Rice, Chief Financial Officer
      Phone:  408-777-7927
      jerry.rice@notifycorp.com


                        NOTIFY TECHNOLOGY CORPORATION
                      CONDENSED STATEMENTS OF OPERATIONS

                               Three-Month Periods      Twelve-Month Periods
                                Ended September 30,      Ended September 30,
                                 2004       2003          2004        2003

    Revenue:
      Product revenue          $519,674  $450,248   $ 1,605,107  $7,089,228
      Service revenue           442,016   359,407     1,768,017   1,216,897
      Royalty revenue                --     2,671       154,975      34,625
    Total revenue               961,690   812,326     3,528,099   8,340,750

    Cost of revenue:
      Product cost               46,725   324,972       471,485   5,375,808
      Service cost               59,910    48,992       215,216     978,011
    Total cost of revenue       106,635   373,964       686,701   6,353,819
    Gross profit                855,055   438,362     2,841,398   1,986,931

    Operating expenses:
      Research and
       development              342,803   268,030     1,034,221    990,355
      Sales and marketing       320,353   103,995       957,493    462,255
      General and
       administrative           391,932   316,791     1,495,208   1,487,966
    Total operating
     expenses                 1,055,088   688,816     3,486,922   2,940,576

    Loss from operations      (200,033) (250,454)     (645,524)   (953,645)

    Interest expense, net           444    30,189        10,383     146,830

    Net loss                 $(200,477) $(280,643)    $(655,907) $(1,100,475)

    Basic and diluted net
     loss per share             $(0.02)   $(0.06)       $(0.10)    $ (0.24)

    Weighted average
     shares outstanding      11,709,430 4,599,808     6,388,908   4,568,510


                        NOTIFY TECHNOLOGY CORPORATION
                           CONDENSED BALANCE SHEETS

                                             September 30,     September 30,
                                                 2004              2003

    Assets:
    Current assets:
        Cash and cash equivalents            $1,026,121        $556,805
        Restricted cash                        --------         436,000
        Accounts receivable, net                485,425         528,927
        Other assets                             56,598         101,406
    Total current assets                      1,568,144       1,623,138
        Property and equipment, net             170,391         247,168
        Total assets                        $ 1,738,535      $1,870,306
    Liabilities and shareholders'
     equity (deficit)
    Current liabilities:
        Short term borrowings                  $-------        $162,750
        Current portion of capital
         lease obligations                       14,571          13,725
        Accounts payable                         64,012         108,948
        Accrued payroll and related
         liabilities                            378,057         141,792
        Deferred revenue                      1,081,175         438,137
        Customer advances                       271,114         417,986
        Other accrued liabilities               173,168         160,050
    Total current liabilities                 1,982,097       1,443,388
        Long-term capital lease
         obligations                             16,623          31,195
    Total liabilities                         1,998,720       1,474,583
    Shareholders' equity (deficit):
        Preferred stock                         -------         993,742
        Common stock                             13,814           5,834
        Additional paid-in capital           22,802,235      21,816,474
        Accumulated deficit                (23,076,234)    (22,420,327)
    Total shareholders' equity (deficit)      (260,185)         395,723
        Total liabilities and
         shareholders' equity (deficit)      $1,738,535      $1,870,306




SOURCE  Notify Technology Corporation
    -0-                             11/17/2004
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com /
    (NTFY)

CO:  Notify Technology Corporation
ST:  California
IN:  CPR MLM OTC STW TLS
SU:  ERN